United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
October 5, 2004

Date of Report

Citizens Capital Corp.
(Exact Name of Registrant as specified in its charter)

000-29830
(Commission File No.)

Texas	75-2368452
(State or other jurisdiction of incorporation organization) (IRS Employer Identification No.)

3537 Ridgebriar * Mailing Address: P. O. Box 670406, Dallas, Texas 75367
(Address of principal executive offices)

Issuer's Telephone Number, including area code: (972) 832-8818

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.240.13e-4(c))

Item 8.01 Other Events.

In order to facilitate its program of acquisition, Citizens Capital Corp. (the "Company") (CUSIP#174445106) on Monday, October 4, 2004 announced that it has elected to evoke its "demand right" ("Demand") and exercise the "Liquidating Call Provision" ("Call") of a secured, promissory note (the "Note") entered into on May 10, 1998 between the Company and the Citizens Capital Corp. ESOP Trust (the "Trust"), an affiliate of the Company.

The Call provision of the Note provides the Company or the Note holder of record thereof, the Demand right to require the Trust to liquidate up to 15,000,000 shares of the Company's Class A; common stock at any time in which said Note is outstanding. 15,000,000 shares of the Company's Class A; common stock represents 31% of the 48,022,500 shares of the Company's Class A; common stock currently issued and outstanding.

The Company holds 30,000,000 shares of SCOR Brands, Inc. 144A common stock (CUSIP#784026106). SCOR Brands, Inc. is the exclusive marketer and distributor of the SCOR Brand line athletic footwear and a wholly owned subsidiary of the Company. 30,000,000 shares of SCOR Brands, Inc. 144A common stock held by the Company represents 100% of the common shares of SCOR Brands, Inc. currently issued and outstanding.

In order to facilitate funding of its program of acquisition, the Company hereby announces a disposition of assets which shall result in the private, secondary placement, exclusively with institutional investors, of up to 7,000,000 shares of the Company's common stock, held by the Trust and 10,000,000 shares of SCOR Brands, Inc. 144A common stock held by the Company. Further asset dispositions of an additional 3,000,000 shares of the Company's common stock held by affiliates of the Company for a total disposition of 10,000,000 shares may also be privately placed on a secondary basis with institutional investors at the election of the Company.

The total private, secondary placement of 10,000,000 shares of the Company's common stock held by the Trust and/or affiliates of the Company and the 10,000,000 shares of SCOR Brands, Inc. 144A common stock held by the Company shall be offered together, to institutions only, exclusively through the AutEx Network. As such:

Each one (1) share of Citizens Capital Corp. (CUSIP#174445106) purchased from the Trust; and/or affiliates of the Company or an authorized assigned agency as the result of an Indication of Interest (IOI) expressed over the AutEx Network shall also receive, from the Company, one (1) share of SCOR Brands, Inc. 144A common stock (CUSIP#784026106) at $0.00 per share.

Only shares of Citizens Capital Corp. (CUSIP#174445106) common stock offered through the AutEx Network by the Trust; and/or affiliates of the Company or an authorized assigned agency shall receive shares of SCOR Brands, Inc. 144A common stock (CUSIP#784026106) at a cost of $0.00 per share. Any share or shares of Citizens Capital Corp. common stock, not offered by and purchased from affiliates of the Company or an authorized assigned agency thereof, will not and shall not receive any shares of SCOR Brands, Inc. 144A common stock (CUSIP#784026106) at a price of $0.00 per share or any other price per share. All potential purchasers of Citizens Capital Corp. (CUSIP#174445106) common stock offered through the AutEx Network should verify and obtain a written letter of representation from the Company that said Indications of Interest are being extended and expressed by the Trust; and/or affiliates of the Company or an authorized assigned agency thereof.

All net proceeds accruing to the Trust as a result of the secondary placement of the Company's shares held by the Trust and/or affiliates of the Company and all net proceeds accruing to the Company as a result of the secondary placement of SCOR Brands, Inc. 144A common shares held by the Company shall be delivered to the Company.

Said net proceeds resulting from the aggregate, secondary placement of up to 10,000,000 shares of the Company's Class A; common stock, held by the Trust and/or affiliates of the Company, and up to 10,000,000 shares of SCOR Brands, Inc. 144A common stock held by the Company shall be utilized to facilitate the consummation, by the Company, of several current asset and/or corporate acquisitions; fund second round product manufacture of its SCOR Brand line of footwear; and for general corporate purposes.

Total shares of the Company's Class A; common stock issued and outstanding prior to the, secondary placement of 10,000,000 shares of the Company's common stock, held by the Trust and/or affiliates was 48,022,500. Total shares of the Company's Class A; common stock issued and outstanding subsequent to the secondary placement of 10,000,000 shares of the Company's common stock, held by the Trust and/or affiliates shall be 48,022,500.

Total shares of SCOR Brands, Inc. 144A common stock issued and outstanding prior to the secondary placement of 10,000,000 shares of SCOR Brands, Inc. 144A common stock, held by the Company, was 30,000,000. Total shares of SCOR Brands, Inc. 144A common stock issued and outstanding subsequent to the secondary placement shall be 30,000,000.

Billy D. Hawkins is the Chief Executive Officer of the Company; Managing Director of SCOR Brands, Inc. and a member of the Executive Committee of the Trust. Both the Trust and SCOR Brands, Inc. are affiliates of the Company.

General

Citizens Capital Corp. (the "Company" ) is a development stage holding company which seeks to acquire and/or develop those operating entities, assets and/or marketing rights which may provide the Company with an entrance into new market segments or serve as a complimentary addition to existing operations, assets, products or services.

Through its three wholly owned subsidiaries: Landrush Realty Corporation ("Landrush"); Media Force Sports & Entertainment Inc. ("Media Force"); and SCOR Brands Inc. ("SCOR"), the Company is organized to operate in the following three segments: 1) commercial and residential real estate investment and development; 2) publishing and multi media broadcast; 3) the design, marketing and distribution of the SCOR Brand line athletic footwear.

Subsequent to the adverse events of September 11, 2001, the Company, as a development stage company pursuing growth through external acquisition and the internal development of it various assets, made the decision to temporarily suspend its periodic financial reporting requirements, and the related expenses thereof, in favor of reallocating its time and financial resources towards insuring the continuance and ongoing progress of the Company and its subsidiaries in meeting it various goals and objectives. It is the intent and objective of the Company to cause interim financial statements to be issued in conjunction with any of those assets and/or corporate acquisitions which might be consummated. As soon as practical after the consummation of any potential asset and/or corporate acquisitions, it is the intent and objective of the Company to cause its financial statements to be audited. At the completion of said audit, the Company intends to resume the periodic filing of its quarterly and annual reports and move to apply for re-listing on the Over-the-Counter Bulletin Board (OTCBB) or apply for initial listing on the NASDAQ Small-Cap market.

Citizens Capital Corp.
Index of Exhibits

Exhibit No.	Description
99.1	Citizens Capital Corp. Press Release dated October 5, 2004

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Exhibit 99.1

FOR IMMEDIATE RELEASE

Citizens Capital Evokes Call Provision; Announces 1 Plus 1 Secondary Placement

Dallas, Texas (Eworldwire) October 5, 2004--Citizens Capital Corp. (OTCPK:CAAP) (CUSIP#174445106) today announced that in order to facilitate its program of acquisition and expansion it has elected to evoke its "demand right"" ("Demand") and exercised the "Liquidating Call Provision" ("Call") of a secured, note (the "Note") entered into between the Company and the Citizens Capital Corp. ESOP Trust (the "Trust"), an affiliate of the Company. The Call provision provides the Company or the Note holder of record thereof, the Demand right to require the Trust to liquidate up to 15,000,000 shares of the Company's Class A; common stock, held by the Trust. In conjunction with a private secondary share placement, each one (1) share of Citizens Capital Corp. common stock shall also receive one (1) share of SCOR Brands, Inc. 144A common stock (CUSIP#784026106) at $0.00 per share. Said secondary placement shall be offered to institutions only through Indications of Interest (IOI) posted over the AutEx Network. Net proceeds shall be utilized by the Company to fund its program of acquisition and for general corporate purposes.

For additional information, refer to the Citizens Capital Corp. Current Report on Form 8-K filed on October 5, 2004.

"We have reached the point in our business process whereby we have an opportunity to assemble some key assets. I believe that by partnering with several institutions, we can accelerate our growth and provide an equity which has real upside potential," stated Billy D. Hawkins, CEO of Citizens Capital Corp..

About Citizens Capital Corp.

Citizens Capital Corp. is a development stage, growth oriented holding company that is actively engaged in the development of assets and/or acquisition of businesses across several identified sectors and, through the application of well defined management strategies, in order to enhance shareholder value for Citizens Capital Corp. shareholders. Citizens Capital Corp. subsidiaries currently consist of Landrush Realty Corporation; Media Force Sports & Entertainment, Inc. and SCOR Brands, Inc..

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that, all forward-looking statements involve risks and uncertainties, including without limitation, the ability of Citizens Capital Corp. to accomplish its stated plan of business. Citizens Capital Corp. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Citizens Capital Corp. or any other person that the objectives and plans of Citizens Capital Corp. will be achieved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 5, 2004	By: _________________ Chief Executive Officer
Citizens Capital Corp. (Registrant)	By: /s/ Billy D. Hawkins Chief Executive Officer